Exhibit 10.20

LATHAM GROUP, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), is entered into as of [_______ __], 202[__] (the “Date of Grant”), by and between Latham Group, Inc., a Delaware corporation (the “Company”), and [________] (the “Participant”).

Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units subject to a Performance Condition (“Performance Stock Units” or “PSUs”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the PSUs provided for herein to the Participant on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Performance Stock Units.

(a)	Grant. The Company hereby grants to the Participant a total of [_____] PSUs, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The PSUs shall vest in accordance with Section 2. The PSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b)	Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.	Determination Date; Vesting; Settlement.

(a)	Determination Date. Whether and the extent to which the PSUs are earned with respect to a specific performance goal shall be determined by the Committee within 45 days following the calculation of the achievement of such performance goal set forth in Exhibit A to this Agreement (based on the methodology set forth therein and in the Plan), such calculation to be finalized as appropriate by the Chief Financial Officer (or person having similar duties) using, if applicable, the financial results audited by the Company’s independent registered public accounting firm (the “Determination Date”); provided, that the Committee may establish a different Determination Date for each performance goal set forth in Exhibit A to this Agreement.

(b)	Vesting. Except as otherwise provided in this Agreement, the earned PSUs shall become vested on the later of the Determination Date or the third anniversary of the Date of Grant (the “Vesting Date”) if the Participant remains continuously employed on a full-time basis (or, in the case of a consultant, continuously engaged to provide services) with the Company or its Subsidiaries from the Date of Grant

Exhibit 10.20

until the Vesting Date. Upon vesting, the PSUs shall no longer be subject to the transfer restrictions pursuant to Section 14(b) of the Plan or cancellation pursuant to Section 4 hereof.

(c)	Each PSU shall be settled within 10 days following the Vesting Date in shares of Common Stock. The Company shall issue or deliver to the Participant in book entry notation or, if applicable, stock certificate form, the number of shares of Common Stock the Participant is entitled to receive under the terms of this Agreement.

3.	Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an additional number of PSUs (each, an “Additional PSU”) equal to the quotient obtained by dividing (x) the product of (i) the number of PSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share, by (y) the Fair Market Value per share on the payment date for such Dividend, such quotient to be rounded to the nearest hundredth. Once credited, each Additional PSU shall be treated as a PSU granted hereunder and shall be subject to all terms and conditions set forth in this Agreement and the Plan.

4.	Termination of Employment or Services. If the Participant’s employment with, or engagement to provide services to, the Company and its Affiliates terminates for any reason, all unvested PSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

5.	Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the PSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the PSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6.	Compliance with Legal Requirements.

(a)	Generally. The granting and settlement of the PSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b)	Tax Withholding. The vesting and settlement of the PSUs shall be subject to the Participant satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Common Stock, other securities or other property or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the PSUs, settlement of the PSUs or any payment or transfer of the PSUs, and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts). In its sole discretion, the Company may permit the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be deliverable to the Participant upon settlement of the PSUs with a Fair Market Value equal to such withholding liability.

7.	Clawback.

(a)	All Participants. Notwithstanding anything to the contrary contained herein, the Committee may cancel the PSU award, in whole or in part, if:

Exhibit 10.20

(i)	The Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by, or otherwise providing services to, the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or if the Participant violates the covenants set forth on Exhibit B attached hereto or any other non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate (after giving effect to any applicable cure period set forth therein), as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the PSUs, the sale or other transfer of the PSUs, or the sale of shares of Common Stock acquired in respect of the PSUs, and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the PSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company.

(ii)	Permitted in accordance with the Company’s Amended and Restated Executive Compensation Clawback Policy – Calculation Errors, as amended from time to time, or a similar policy applicable to the Company’s employees generally.

(b)	Dodd-Frank Compliant Policy. To the extent required by applicable law and/or the rules and regulations of the NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the PSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement), including but not limited to the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as may be amended from time to time, applicable to the Covered Executive Officers (as defined therein).

8.	Restrictive Covenants.

(a)	Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the Participant shall be subject to the confidentiality and restrictive covenants set forth on Exhibit B attached hereto, which Exhibit B is incorporated herein and forms part of this Agreement.

(b)	In the event that the Participant violates any of the restrictive covenants referred to in this Section 8, in addition to any other remedy that may be available at law or in equity, the PSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

(c)	Notwithstanding any provision in this Agreement, the restrictive covenants set forth on Exhibit B shall not apply to the Participant if the Participant resides, or primarily provides services to the Company or any of its Affiliates, in the State of California.

9.	Miscellaneous.

(a)	Transferability. The PSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 14(b) of the Plan. Any attempted Transfer of the PSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the PSUs, shall be null and void and without effect.

Exhibit 10.20

(b)	Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)	Section 409A. The PSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the PSUs will not be subject to interest and penalties under Section 409A.

(d)	General Assets. All amounts credited in respect of the PSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(e)	Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel and to the Head of Human Resources at the Company’s principal executive office.

(f)	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)	No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as a consultant or employee of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(h)	Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from an adjustment of the PSUs pursuant to Section 11 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(i)	Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(j)	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k)	Entire Agreement. This Agreement (including Exhibits A and B attached hereto) and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter

Exhibit 10.20

contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant in addition to the covenants in Exhibit B attached hereto, in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 12 of the Plan.

(l)	Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)	Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the PSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii)	Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(m)	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n)	Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(o)	Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(p)	Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Exhibit 10.20

IN WITNESS WHEREOF, this Performance Stock Unit Award Agreement has been executed by the Company and the Participant as of the day first written above.

LATHAM GROUP, INC.

By:
Name:
Title:

[PARTICIPANT]

[Signature Page to [______________] PSU Award Agreement]

Exhibit 10.20

Exhibit A

202[_] PSU Award Agreement -

Determination of Performance Goals and Earned PSUs

(see attached)

Exhibit 10.20

B-8

Exhibit 10.20

Exhibit B

Restrictive Covenants

(see attached)

B-9